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                                                                EXHIBIT 4.4

                       FIRST AMENDMENT TO LOAN AGREEMENT



         THIS FIRST AMENDMENT TO LOAN AGREEMENT ("First Amendment") dated as of June 30, 1994 (the "First Amendment Effective Date") is made and entered into by and among SMITH INTERNATIONAL, INC. (the "Borrower"), a Delaware corporation, the banking institutions (each, together with its successors and assigns, a "Bank" and collectively, the "Banks") from time to time a party to the Loan Agreement (as hereinafter defined), as amended by this First Amendment, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


RECITALS:

         WHEREAS, the Borrower, the Banks, and the Agent are parties to a Loan Agreement dated as of March 17, 1994 (the "Loan Agreement"); and

         WHEREAS, the Borrower, the Banks, and the Agent have agreed, on the terms and conditions herein set forth, that the Loan Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Loan Agreement. On and after the First Amendment Effective Date, the Loan Agreement shall be amended as follows:

         (a)     The following definitions shall be and are hereby added to
Section 1.1 of the Loan Agreement in their alphabetical order:

                 1992 Note Agreements shall mean those certain Note Agreements dated August 31, 1992, executed by and between the Borrower and certain Persons for the issuance of promissory notes of the Borrower in the aggregate principal amount of $95,000,000.

                 Note Agreements shall mean the 1992 Note Agreements and the 1994 Note Agreements.

         (b)     The references to "$1,000,000" in the last sentence of Section
2.1 of the Loan Agreement are hereby amended to read "$500,000."






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         (c)     The references to "90 days" in Section 7.2(a) and Section
7.2(c) are hereby amended to read "120 days".

         (d) A new Section 7.11 is hereby added to the Loan Agreement to read in its entirety as follows:

                 7.11 Additional Subsidiaries; Corporate Restructuring. If the Borrower (a) incorporates or acquires any Person and thereby creates a new Subsidiary, (b) such newly formed, acquired, surviving or transferee Subsidiary has material operations and is organized under the laws of any state of the United States of America, and (c) for any reason whatsoever causes such Subsidiary to enter into a guaranty (other than a guaranty of performance), then and in such event the Borrower will cause such Subsidiary to execute a guaranty in form and substance substantially similar to the Guaranties; provided that the foregoing requirements shall not apply to M-I.

         (e) Clause (f) of Section 8.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                 (f) contingent liabilities incurred by M-I by with respect to performance letters of credit and bid and performance bonds required by M-I in support of contracts entered into by M-I in the ordinary course of its business (or guaranties of such contingent liabilities by the Borrower), and

         (f) A new Section 8.14 is hereby added to the Loan Agreement to read in its entirety as follows:

                 8.14 Modifications to Note Agreements. The Borrower will not amend, modify or waive, without the prior written consent of the Majority Banks:

                 (a) any of the financial covenants contained in Section 5.6 through 5.16 of the 1992 Note Agreements or in Sections 5.5 through
         5.16 of the 1994 Note Agreements if the effect of such amendment, modification or waiver would be to make the respective terms of the Note Agreements more onerous on the Borrower; and

                 (b) any provision of the Note Agreements which (1) subjects the Borrower to any additional material obligation, (2) increases the principal amount of or (except as expressly provided for in the Note Agreements) rate of interest on any note issued pursuant to the Note Agreements, (3) accelerates the date fixed for any payment of principal or interest on any note issued pursuant to the Note Agreements, or (4) would change the definition of Required Noteholders (as such term is defined in the Note Agreements).





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         (g)     Exhibit F of the Loan Agreement is hereby replaced in its
entirety with Exhibit A hereto.

         (h) Exhibit G of the Loan Agreement is hereby replaced in its entirety with Exhibit B attached hereto.

         (i) Exhibit H of the Loan Agreement is hereby replaced in its entirety with Exhibit C attached hereto.

         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this First Amendment and any of the foregoing documents, the terms of this First Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent and the Bank(s) harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery, amendment, modification, waiver and enforcement of, or the preservation of any rights under this First Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Banks, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other charges which may be payable in respect of, or in respect of any modification of, the Loan Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Loan Agreement and the repayment of the Loans.

         Section 5. Governing Law. This First Amendment and the rights and obligations of the parties hereunder and under the Loan Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this First Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This First Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof





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and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this First Amendment.

         Section 8. Counterparts. This First Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Agent.

         Section 9. Amended Definitions. As used in the Loan Agreement (including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the First Amendment Effective Date the term (i) "Agreement" shall mean the Loan Agreement as amended by this First Amendment, and (ii) references to any and all other Loan Documents shall mean such documents as amended as contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

                                        SMITH INTERNATIONAL, INC.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________




                                        TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION, as the Agent and as a Bank


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________





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                                        THE BANK OF CALIFORNIA, N.A.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________




                                        DEN NORSKE BANK AS


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________




                                        FIRST INTERSTATE BANK OF TEXAS, N.A.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________




                                        CORESTATES BANK, N.A.


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________





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                                        ARAB BANKING CORPORATION (B.S.C.)


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________









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